UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 20, 2016, the Court of Chancery of the State of Delaware (the “Court”) approved a Stipulation and Order of Dismissal entered into by the parties in the consolidated class action (the “Action”) captioned In re VAALCO Energy, Inc. Consol. S’holder Litig., Consol. C.A. No. 11775-VCL, which was commenced on December 7, 2015 in the Court. The Stipulation and Order of Dismissal requires that notice of such should be given to shareholders of the Company in the form of this Current Report on Form 8-K. The Stipulation and Order of Dismissal is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Plaintiffs in the Action alleged (i) that certain provisions of the Company’s Restated Certificate of Incorporation and Second Amended and Restated Bylaws (the “Charter and Bylaw Provisions”) were invalid under the Delaware General Corporation Law and (ii) breaches of fiduciary duty in connection with the Charter and Bylaw Provisions. Defendants denied any and all allegations of Plaintiffs that Defendants engaged in any wrongdoing. The Company stated that it agreed to settle Plaintiffs’ application for an award of attorneys’ fees and expenses due to the costs of defense of that application and litigation risk associated therewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Stipulation and Order of Dismissal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

Date: April 26, 2016	By:	/s/ Eric J. Christ
	Name:	Eric J. Christ
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Stipulation and Order of Dismissal